Exhibit 99.1

Praxair Announces Price Increases Effective November 1, 2014

DANBURY, Conn.--(BUSINESS WIRE)--October 16, 2014--Praxair, Inc. (NYSE:PX) is notifying bulk industrial gas customers in the United States of price increases of up to 10% for nitrogen, oxygen, argon, hydrogen and carbon dioxide effective November 1, 2014, or as contracts permit.

These adjustments will address higher production and distribution costs. Praxair is also reducing or eliminating discounts on premium cost products. Price adjustments will vary as permitted by individual supply contracts.

About Praxair

Praxair, Inc., a Fortune 250 company with 2013 sales of $12 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

CONTACT:
Praxair, Inc.
Media
Kristen McCarthy, 203-837-2448
kristen_mccarthy@praxair.com
or
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com